                                 EXHIBIT 10.48


                                       TO


                                GARGOYLES, INC.


                                    FORM S-1

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

         THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is entered into as of April 12, 1995, between Gargoyles, Inc. ("G.I.") and The Walt Disney Company ("Disney").

         WHEREAS G.I. has filed Civil Action No. C94-1579R against Disney in the United States District Court for the Western District of Washington (the "Lawsuit") alleging inter alia, that Disney's use of the mark "GARGOYLES" is an infringement of G.I.'s rights; and

         WHEREAS Disney has denied and continues to deny all claims made by G.I. in the Lawsuit but is nevertheless prepared to compromise the matter; and

         WHEREAS G.I. and Disney desire to resolve any and all disputes between them, including but not limited to those raised in the Lawsuit;

         NOW, THEREFORE, in consideration of the promises and conditions set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, G.I. and Disney agree as follows:

1.0      COMPROMISE AND STIPULATION OF DISMISSAL

         1.1 G.I. acknowledges and agrees that this Agreement is the result of a compromise of disputed claims and shall not be construed as an admission by Disney of any liability to or wrongful acts against G.I. or any other person. Disney expressly disclaims any liability to or wrongful conduct against G.I. or any other person, on the part of itself, its affiliated or related companies, or any of their respective officers, employees or agents.


         1.2 G.I. and Disney agree to enter into a Stipulation of Dismissal with prejudice pursuant to Rule 41 of the Federal Rules of Civil Procedure in the form annexed hereto as Attachment D, which may be filed by either party hereto upon execution of this Agreement and payment of the amount referred to in paragraph 4.l hereof.


2.0      ASSIGNMENT OF RIGHTS TO G.I.


         2.l Disney hereby assigns to G.I. all its right, title and interest in the United States and Canada in and to the mark "GARGOYLES," the mark "GARGOYLE," any composite terms including the term "GARGOYLE" or "GARGOYLES" but not to the extent such terms include other Disney marks (hereinafter collectively "the Mark"), U.S. trademark application Serial No. 74/469,209 and U.S. Trademark Registration No. 1,100,890, and all goodwill associated with the Mark, such application and such registration. Disney agrees to execute the Trademark Assignments attached hereto as Attachment A and, at G.I.'s request, any other documents, including an amendment to allege use, reasonably required to perfect, establish or record the transfer of all its right, title and interest in the Mark.

        2.2 Disney agrees not to directly or indirectly challenge, oppose, or contest G.I.'s ownership of or rights in the Mark, or G.I.'s efforts to register or maintain registrations for the Mark anywhere in the world. Disney and G.I. agree not to directly or indirectly challenge, oppose, or contest the use by the other of the Mark anywhere in the world.

3.0     TRADEMARK LICENSE TO DISNEY

        3.1 Upon execution of this Agreement, G.I. agrees to execute and deliver to Disney the Trademark License Agreement in the form attached to this Agreement as Attachment B. Disney agrees not to challenge or contest the validity of the license granted under this Agreement.

4.0     PAYMENT TO G.I.

        4.1 Promptly upon execution of this Agreement by both parties, Disney will pay or cause to be paid to G.I. one million dollars ($1,000,000).

        4.2 As a material inducement to Disney to enter into this Agreement, G.I. agrees that it is not entitled to the payment of any royalties or any other payment of any kind whatsoever with respect to the use, exhibition, performance, display, exploitation, delivery, transmission, sale or sublicense of Disney's "Gargoyles" characters, works, or any element thereof in any form or by any method whether now or hereafter known or devised other than as set forth in paragraph 4.1 hereof and in the Trademark License Agreement referred to in paragraph 3.1 hereof. G.I. agrees that it does not and shall not have any ownership interest in Disney's Gargoyles characters, works, or any element thereof.

5.0     DISNEY PURCHASE OF G.I. PERFORMANCE EYEWEAR

        5.1 Disney will arrange for representatives of G.I. to meet with merchandise buyers responsible for purchases of goods for sale at Disney's subsidiaries' retail sales locations within the Walt Disney World Resort and the Disneyland Resort. The parties will engage in meaningful, substantive and good faith discussions concerning the possible purchase of Gargoyles sunglasses and related products for resale at such stores and locations. Peter Nolan, Vice President-Business Affairs of Disney Consumer Products, will personally recommend to the appropriate merchandise buyer executives that such purchase be seriously considered.

6.0     G.I. PRODUCT

        6.1 If in Disney's discretion a live action theatrical motion picture produced by a Disney entity as a Hollywood Picture, Touchstone Picture, Walt Disney Picture, or Caravan Picture requires the use of sunglasses in G.I.'s product line, then as such opportunities arise over the four year period April 1, 1995-April 1, 1999, Disney will accord to G.I. the opportunity to place its products for that use, with no payment by G.I. to Disney, before giving such an opportunity to another party, up to a total of twelve such motion pictures. Products furnished for any specific placement shall be furnished by G.I. at no cost to Disney. Disney cannot commit to any given use or any use at all and will retain all creative control over whether the use of G.I.'s products is appropriate to any motion picture. Within sixty days of the effective date of the Agreement, appropriate representatives of Disney and G.I. will meet on this subject. In addition, Disney will accord G.I. the opportunity to discuss what, if any, other promotional uses, including cards and stills, may be available at no cost to G.I. in the instance of a specific placement.

7.0     LICENSE OF DISNEY'S GARGOYLES CHARACTERS FOR USE ON BICYCLE HELMETS

        7.1 Disney agrees to execute a Character License Agreement for bicycle helmets in the form annexed to this Agreement as Attachment D.

8.0     GENERAL RELEASE

        8.1 As a material inducement to Disney to enter into this Agreement, G.I. hereby irrevocably and unconditionally releases, acquits and forever discharges Disney and each of its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, insurers, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, insurers and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them, all such persons other than

Disney in their capacities as such relative to Disney and not as private individuals (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which G.I. now has or claims to have, or which G.I. at any time hereafter may have or claim to have against Disney or any of the Releasees based upon any act, event, fact or omission which occurred on or before the date of this Agreement ("Claims"). G.I. expressly waives and relinquishes all rights and benefits afforded by California Civil Code Section 1542 and does so understanding and acknowledging the significance of such specific waiver of
Section 1542. Section 1542 states as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, G.I. expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims that G.I. does not know or suspect to exist in Releasees' favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such Claims.

        8.2 As a material inducement to G.I. to enter into this Agreement, Disney hereby irrevocably and unconditionally releases, acquits and forever discharges G.I. and each of its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, insurers, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, insurers and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them, all such persons other than G.I. in their capacities as such relative to G.I. and not as private individuals (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or suspected, which Disney now has or claims to have, or which Disney at any time hereafter may have or claim to have against G.I. or any of the Releasees based upon any act, event, fact or omission which occurred on or before the date of this Agreement ("Claims").

9.0     INDEMNIFICATION

        9.1 G.I. agrees that if any shareholder of G.I. makes any claim or brings any litigation against G.I. or Disney on account of this settlement or arising out of any of the terms of the Agreement, G.I. shall indemnify and defend Disney (including the payment of reasonable attorneys' fees) against any such claims or in any such litigation.

        9.2 G.I. and Disney each represent that, except for the Lawsuit, it has neither filed or commenced any charge, claim, complaint or grievance of any kind against the other or Releasees with any agency or tribunal nor filed or commenced any proceeding at law or otherwise with respect to any Claims. If G.I. or Disney violates its promise in paragraph 8.1 or 8.2, respectively, and initiates any charge, claim, complaint or grievance based upon any claim that it has released in this Agreement, such violating party will pay for all loss, damages, costs and expenses, including reasonable attorneys' fees, incurred by the other party or the Releasees, or any of them in defending against such claim.

        9.3. G.I. represents that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of the Claims or portion thereof or interest therein.

10.0    CONFIDENTIALITY

        10.1 G.I. represents and agrees that it will keep the existence, fact, terms, and amount of this Agreement completely confidential, except (a) as necessary for the purpose of its enforcement, (b) in response to a court order or an authorized request from a duly constituted governmental body, or (c) as to its financial and tax advisors, or prospective investors in G.I. in the course of their due diligence, provided that any such prospective investor shall first agree in writing to preserve and maintain the confidentiality pursuant to its own confidentiality provisions and shall not be used to circumvent the obligation of confidentiality in this paragraph. Should either party be required to disclose this Agreement or any term or condition thereof in any court or administrative proceeding, it will promptly notify the other with reasonable expedition once the possibility that disclosure may be ordered is known, and in any event prior to such disclosure, and will use reasonable efforts to preserve the confidentiality of such disclosure under a suitable protective order. In the event of a media inquiry made directly to G.I. concerning the Lawsuit, the following may be disclosed: "The parties have resolved their differences and the Lawsuit has been terminated." In the event of a customer inquiry made directly to G.I.
concerning the use by Disney of the trademark "GARGOYLES," the following may be disclosed: "We have a license agreement with Disney for use of the GARGOYLES' trademark." Neither G.I. nor any of its representatives will make any statement or comment of any kind about any matters related hereto except for the preceding ones. Other than those two statements, G.I. and all of its representatives will answer all inquiries or questions with the words, "No comment." G.I. will not initiate, invite, or encourage any media, press or other attention to the fact of this Agreement or any dispute between G.I. and Disney, nor shall it disclose any confidential information acquired pursuant to this Agreement to anyone. G.I. understands and agrees that any disclosure of information contrary to the terms of this confidentiality provision by it or its representatives or by any person with whom it is in privity or acting in concert would be damaging to Disney, and G.I. further agrees that Disney would be irreparably harmed by a violation of this confidentiality provision and therefore shall be entitled to an injunction prohibiting G.I. or its representatives or any person with whom it is in privity or acting in concert from any violation or threatened violation of this confidentiality provision.

11.0 GENERAL PROVISIONS

        11.1 Headings. Section headings are used in this Agreement for convenience and reference only and shall not affect the meaning of any provision of this Agreement.

        11.2 Entire Agreement; Amendments. The parties represent and acknowledge in executing this Agreement that they do not rely and have not relied upon any representation or statement not expressly contained herein made by either party to the other with respect to the subject matter, basis or effect of this Agreement or otherwise. This Agreement (including its attachments) sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement shall not be amended except by a written agreement subsequent to the date of this Agreement and signed on behalf of the parties by their respective authorized representatives.

        11.3 Binding Effect. This Agreement shall be binding upon G.I., Disney, and their respective predecessors, successors, affiliates, subsidiaries, related companies, and in the case of G.I., all companies owned or controlled by the owner, chairman or president of G.I. This Agreement shall inure to the benefit of Disney, the Releases and G.I., and to their predecessors, successors, affiliates, subsidiaries, related companies, divisions, officers, directors, employees, assigns, heirs, administrators, representatives, and executors.

        11.4 Severability. Should any provision in this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

        11.5 Governing Law. This Agreement is made and entered into in the State of California and shall in all respects be construed, enforced and governed under the laws of the State of California, excluding choice of law rules.

        11.6 Agreement Jointly Drafted. The parties acknowledge that they both have participated in the drafting of this Agreement, and the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

        11.7 Signers Authorized. The undersigned persons hereby represent that they are vested with the authority to execute and enter into this Agreement on behalf of the respective parties.

        11.8 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

        11.9 No Waiver. Failure of either party to enforce any provision of this Agreement shall not constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

        11.10 Signed in Counterparts. This Agreement may be signed in two counterparts, each of which shall (when the Agreement is or counterparts have been signed by all parties) be an original, to the same effect as if all signatures were on the same instrument.

        11.11 Attachments. This Agreement includes the following attachments which are hereby incorporated by reference:

        Attachment A - Trademark Assignments (2)
        Attachment B - Trademark License Agreement
        Attachment C - Disney Character License Agreement for Helmets Attachment D - Stipulation for Dismissal

        This Agreement is effective as of April 12, 1995.

                                        GARGOYLES, INC.

Date:   April 12, 1995                  By  /s/ Douglas B. Hauff
        ------------------                  -----------------------

                                               President
                                            -----------------------
                                               (Print or type name and title)

                                        THE WALT DISNEY COMPANY

Date:   April 11, 1995                  By  /s/ Peter V. Nolan
                                            ------------------------

                                            Vice President/Asst. General Counsel
                                            ------------------------
                                            (Print or type name and title)